United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2014

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 10, 2014 (the "Closing Date"), Perficient, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Agreement") by and among Garden MS Co., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), ForwardThink Group Inc., a Delaware corporation ("ForwardThink"), its principals (the "Principals") and Robert Shinbrot, in his capacity as the representative (the "Representative"), pursuant to which Merger Sub merged with and into ForwardThink (the "Merger").  The closing of the Merger occurred immediately following the signing of the Agreement.  Following the Merger, the separate corporate existence of Merger Sub ceased and ForwardThink continued as the surviving corporation in the Merger and as a wholly-owned subsidiary of the Company.

Under the terms of the Agreement, upon consummation of the Merger, all outstanding shares of capital stock and stock options of ForwardThink were cancelled and converted into the right to receive cash and/or Company common stock based on total consideration paid of approximately $46 million, subject to a post-closing net working capital adjustment.  The Principals received merger consideration payable in cash and Company common stock while the remaining stockholders and the optionholders received merger consideration payable in cash. The Company issued to the Principals 742,115 shares of Company common stock with an aggregate value of approximately $16.2 million based on the average closing sales price for the 30 consecutive trading days ending on the date immediately before the Closing Date.

Approximately $6.9 million of the merger consideration payable to the Principals was placed in escrow as security for post-closing indemnification obligations of the Principals.  Any amounts remaining in escrow after one year following the Closing Date will be released to the Principals, net of any pending indemnification claims.

The Agreement includes customary representations, warranties and covenants by the parties. In connection with the Agreement, the Company and each of the Principals entered into certain stock restriction and non-compete agreements. The Principals agreed not to compete with the Company and ForwardThink for five years from the Closing Date.

The Company does not have any material relationship with ForwardThink, the Principals or the Representative, other than in respect of the Merger and the Agreement.

The foregoing description of the Merger and the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release issued by the Company announcing the Merger is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.01                          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company has determined that it is not required to file historical financial statements of ForwardThink or pro forma financial information relating to the Merger.

ITEM 3.02                          UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Company common stock issued to the Principals as part of the merger consideration were issued in a privately negotiated transaction pursuant to Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended, as the basis for exemption from registration. These shares were not issued pursuant to any public solicitation.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit
Number	Description
2.1
Agreement and Plan of Merger, dated as of February 10, 2014, by and among Perficient, Inc., Garden MS Co., ForwardThink Group Inc., each of the Principals and Robert Shinbrot, in his capacity as the Representative*

99.1	Perficient, Inc. Press Release, dated February 11, 2014

* All Exhibits and Schedules have been omitted from the filed copy of this agreement. The Company will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: February 11, 2014	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
2.1
Agreement and Plan of Merger, dated as of February 10, 2014, by and among Perficient, Inc., Garden MS Co., ForwardThink Group Inc., each of the Principals and Robert Shinbrot, in his capacity as the Representative*

99.1	Perficient, Inc. Press Release, dated February 11, 2014

* All Exhibits and Schedules have been omitted from the filed copy of this agreement. The Company will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.